SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2006

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2006, the Boards of Directors of the Bryn Mawr Bank Corporation (the “Corporation”) and its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank”), announced that upon the recommendation of the Nominating Committee, Britton H. Murdoch was elected as a Class I director of the Corporation and the Bank, effective November 1, 2006. The term of the Class I directors expire at the Corporation’s annual meeting in 2007. Mr. Murdoch will receive the customary fees, stock option grant and annual retainer for service on the Boards of Directors and the Committees thereof.

There is no agreement or understanding pursuant to which Mr. Murdoch was elected as a director, and there are no related party transactions between Mr. Murdoch and the Corporation.

Mr. Murdoch will serve on the Corporation’s and the Bank’s Audit and Risk Management Committees and on the Bank’s Trust Committee.

A copy of the Press Release announcing Mr. Murdoch’s election to the Boards of Directors is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) 99.1 Press Release dated October 30, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Robert J. Ricciardi
Robert J. Ricciardi, Secretary

Date: October 30, 2006

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EXHIBIT INDEX

Exhibit 99.1	Press Release dated October 30, 2006

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